UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 14, 2014

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On March 14, 2014, Martin Midstream Partners L.P. (the “Partnership”), Martin Midstream Finance Corp. (“FinCo” and, together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, acting as representative (the “Representative”) of a group of initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Initial purchasers agreed to purchase $150.0 million in aggregate principal amount of the Issuers’ 7.250% senior unsecured notes due 2021 (the “Additional Notes”). The Additional Notes will be issued under the same indenture as the $250.0 million of the Issuers’ 7.250% senior notes due 2021 (the “Existing Notes”) that were issued on February 11, 2013. The Additional Notes are being issued under the same indenture as the Existing Notes and are part of the same series and will have identical terms, although the Additional Notes will be subject to restrictions on transfer and will bear a different CUSIP number than the Existing Notes until they are exchanged for registered notes.

The Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the Additional Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers offered and will sell the Additional Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed not to issue certain debt securities for a period of 60  days after March 14, 2014 without the prior written consent of Wells Fargo Securities, LLC. In addition, the Purchase Agreement contemplates the execution of a registration rights agreement relating to the Additional Notes.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this Report as Exhibit 10.1 and is incorporated herein by reference.

The Partnership will use the net proceeds from this offering to repay borrowings under its revolving credit facility that it will borrow to pay the redemption price of approximately $182.8 million on its 8.875% notes due 2018 that have been called for redemption.

Item 8.01. Other Events.

     On March 14, 2014, the Partnership issued a press release announcing the launch of the Additional Notes offering. A copy of the Partnership’s press release announcing the pricing is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

     On March 14, 2014 the Partnership issued a press release announcing the pricing of the Additional Notes offering. A copy of the Partnership’s press release announcing the pricing is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	-	Purchase Agreement, dated as of March 14, 2014, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.
99.1	-	Press release dated March 14, 2014.
99.2	-	Press release dated March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: March 18, 2014                By: /s/ Robert D. Bondurant
Robert D. Bondurant,
                         Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	-	Purchase Agreement, dated as of March 14, 2014, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.
99.1	-	Press release dated March 14, 2014.
99.2	-	Press release dated March 14, 2014.